EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 25, 2015, with respect to the consolidated financial statements as of March 31, 2015 and for the year then ended, included in the Annual Report of Universal Security Instruments, Inc. on Form 10-K for the year ended March 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statement of Universal Security Instruments, Inc. on Form S-8 (File No. 333-182633).

/s/ Grant Thornton LLP

McLean, Virginia

September 28, 2016